FORM NO. 3a **Registration No. 48610**

BERMUDA

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of ***the Companies Act 1981***

Markit Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as **IHS Markit Ltd.** on the **12th** day of **July 2016.**

Given under my hand and the Seal of
the REGISTRAR OF COMPANIES this
12th day of **July 2016**

Lindsay K Gaugain
for **Registrar of Companies**